EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File Nos. 333-191694, 333-191761 and 333-209118 on Form S-8 of Prudential Bancorp, Inc. of our report dated December 18, 2020, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Prudential Bancorp, Inc. for the year ended September 30, 2020.

/s/ SR Snodgrass, P.C.

Cranberry Township, Pennsylvania

December 18, 2020